THE PREFERRED VALUE FUND
                 A SERIES OF THE PREFERRED GROUP OF MUTUAL FUNDS

                                                                April __, 1997

                              INFORMATION STATEMENT

                               GENERAL INFORMATION

         This information statement, which is first being mailed on or about April __, 1997, is distributed in connection with action to be taken by written consent of the Majority Shareholders (as defined below) of the Preferred Value Fund (the "Fund), a series of The Preferred Group of Mutual Funds (the "Trust"), on or about ________ __, 1997, all as more fully described below. THIS DOCUMENT IS REQUIRED UNDER THE FEDERAL SECURITIES LAWS AND IS PROVIDED SOLELY FOR YOUR INFORMATION. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         The Trustees have set April __, 1997 (the "Record Date") as the record date for determining the number of shares and the shareholders entitled to give consent and to receive this information statement. On the Record Date, _____________ shares of the Fund were outstanding, and the Trustees and Officers of the Fund owned [less than 1%] of the Fund's outstanding shares. Information concerning shareholders who were known to be the beneficial owners of more than 5% of the Fund's shares as of the Record Date is set forth below.


                                                             Amount and                       Percent
         Name and Address                                    Nature of                        of the
         of Beneficial Owner                            Beneficial Ownership                  Fund


         Caterpillar Investment Trust 401(k) Plan           ___________                        ______%

         Caterpillar Inc. Supplemental Unemployment         ___________                        ______%
         and Benefits Group Insurance Trust A
         and Trust B (together with the Caterpillar
         Investment Trust 401(k) Plan, the "Majority
         Shareholders")

         Caterpillar Insurance Company Limited               __________                        ______%


         The address of each of the Majority Shareholders listed above is 100 N.E. Adams Street, Peoria, Illinois 61629 and the address of Caterpillar Insurance Company Ltd. is 3322 West End Avenue, Nashville, Tennessee 37203.

         As described more fully below, a transaction (the "Transaction") involving a change in control of Oppenheimer Capital ("Oppenheimer") is expected to take place before the end of [August] 1997 and under relevant law will result in termination of the existing subadvisory agreement (the "Current Agreement") dated as of [June 29, 1992], between Oppenheimer and

Caterpillar Investment Management Ltd. ("CIML") with respect to the Fund. In order for Oppenheimer to continue to serve as subadviser for the Fund after the Transaction, the Investment Company Act of 1940, as amended (the "1940 Act"), requires approval of a new subadvisory agreement between Oppenheimer and CIML with respect to the Fund (the "Proposed Agreement") by both the Trust's Board of Trustees and the Fund's shareholders.

         The Proposed Agreement was approved (to be effective upon consummation of the Transaction or shareholder approval, whichever is later) by all the Trustees, including those Trustees who are not "interested persons" or affiliates (as defined in the 1940 Act) of any party to the Proposed Agreement (the "Independent Trustees"), on [April 27], 1997. The Trustees, including the Independent Trustees, have recommended approval of the Proposed Agreement by shareholders and the Majority Shareholders have indicated on a preliminary basis that they intend to grant such approval by written consent.

         A description of the Current Agreement and the Proposed Agreement, the services provided and to be provided thereunder, and the procedures for termination and renewal thereof is set forth below under "Description of Current and Proposed Agreements." Such description is qualified in its entirety by reference to the form of the Proposed Agreement set forth in Appendix A to this Information Statement. Additional information about the corporation merging with Oppenheimer's managing general partner, Thomson Advisory Group Inc. ("TAG") and its affiliates, is set forth below under "Other Information."

         FURTHER INFORMATION CONCERNING THE FUND IS CONTAINED IN ITS MOST RECENT SEMIANNUAL AND ANNUAL REPORTS TO SHAREHOLDERS, WHICH MAY BE OBTAINED FREE OF CHARGE BY WRITING TO THE PREFERRED GROUP, P.O. BOX 8320, BOSTON, MA 02266-8320 OR BY TELEPHONING 1-800-662-4769.

                                 THE TRANSACTION

         Oppenheimer is a registered investment adviser with approximately $49.4 billion in assets under management on March 31, 1997. Oppenheimer Financial Corp. ("Opfin") holds a one-third managing general partner interest in Oppenheimer, and Oppenheimer Capital, L.P., a Delaware limited partnership whose units are traded on the New York Stock Exchange and of which Opfin is the sole 1.0% general partner, owns the remaining two-thirds interest in Oppenheimer.

         On February 13, 1997, PIMCO Advisors L.P. ("PIMCO Advisors") a registered investment adviser with approximately $110 billion in assets under management through various subsidiaries, signed an Agreement and Plan of Merger with Oppenheimer Group, Inc. ("OGI") and its subsidiary Opfin pursuant to which PIMCO Advisors and its affiliate, TAG, will acquire OpFin's one-third managing general partner interest in Oppenheimer and its 1.0% general partnership interest in Oppenheimer Capital L.P., as well as OpFin's interest in certain other affiliates, and OGI will be merged with and into TAG. The aggregate purchase price is approximately $265 million, including the issuance of convertible preferred stock of TAG and assumption of certain indebtedness. The amount of TAG preferred stock comprising the purchase price is subject to reduction in certain circumstances. The Transaction is subject to certain conditions being satisfied prior to closing, including consents from certain lenders, approvals from regulatory authorities, including a favorable tax ruling from the Internal Revenue Service, and consents of certain clients of Oppenheimer, including the Fund, which are expected to take up to six months to obtain. If the Transaction is consummated, it will involve a change in control of Oppenheimer.

         The principal business address of Oppenheimer and its affiliates is Oppenheimer Tower, 200 Liberty Street, One World Financial Center, New York, New York 10281. The principal address of Oppenheimer would not change following the Transaction. Joseph La Motta is Chairman of Oppenheimer. George Long is President of Oppenheimer.

         Upon consummation of the Transaction, Oppenheimer will be controlled by PIMCO Advisors. PIMCO Advisors has advised OGI that it anticipates that the senior portfolio management team of Oppenheimer will continue in their present capacities; that the eligibility of Oppenheimer to serve as a subadviser will not be affected by the Transaction and that Oppenheimer will be able to continue to provide advisory and management services with no material changes in operating conditions. PIMCO Advisors has further advised OGI that it currently anticipates that the Transaction will not affect the ability of Oppenheimer to fulfill its obligations under the subadvisory agreement relating to the Fund.

         Section 15(f) of the Investment Company Act of 1940 (the "1940 Act") is available to OGI in connection with PIMCO Advisors' acquisition of a controlling interest in Oppenheimer. Section 15(f) provides, in pertinent part, that an investment adviser and its affiliates may receive any amount or benefit in connection with a sale of an interest in such investment adviser which results in an assignment of an investment advisory contract if (1) for a period of three years after the time of such event, 75% of the members of the Board of Trustees or Directors of the investment company which it advises are not "interested persons" (as defined in the 1940 Act) of the new or old investment adviser, and
(2) during the two-year period after the date on which the transaction occurs, there is no "unfair burden" imposed on the investment company as a result of the transaction. For this purpose, "unfair burden" is defined to include any arrangement during the two-year period after the transaction whereby the investment adviser or predecessor or successor investment advisers, or any interested person of such adviser, receives or is entitled to receive any compensation directly or indirectly (i) from any person in connection with the purchase or sale of securities or other property to, from, or on behalf of the investment company other than bona fide ordinary compensation as principal underwriter for such company, or (ii) from the investment company or its security holders for other than bona fide investment advisory or other services. No compensation arrangements of the types described above are contemplated in the Transaction. The Fund has been advised that Oppenheimer, PIMCO Advisors and their respective affiliates, after due inquiry, are not aware of any express or implied term, condition, arrangement or understanding which would impose an "unfair burden" on the Fund as a result of the Transaction. PIMCO Advisors has agreed with OGI that they will use commercially reasonable efforts to insure that no unfair burden will be imposed on the Fund by or as a result of the Transaction during such two-year period. The Fund's compliance with or exemption from the 75% disinterested board requirement is a condition to consummation of the Transaction, and PIMCO Advisors has entered into related agreements with OGI with respect to such requirement during such three-year period. The composition of the Board of Trustees presently is in compliance with the 75% requirement and the Fund has joined in an application with the Securities and Exchange Commission requesting exemption from the 75% disinterested board requirement described above. All fees and expenses incurred by the Fund relating to the new subadvisory agreement and this Information Statement will be paid by parties other than the Fund and its shareholders.

                 DESCRIPTION OF CURRENT AND PROPOSED AGREEMENTS

         In order to assist it in carrying out its responsibilities as manager of the Fund, CIML has retained Oppenheimer under the Current Agreement to render advisory services to the Fund under the supervision of CIML and the Trustees of the Trust. The sole initial shareholder of the Fund approved the Current Agreement on [June 30, 1992]. The Trustees of the Trust last approved the continuance of the Current Agreement, effective on and after June [29], 1997, at a meeting held on [April 27, 1997].

         EXCEPT FOR ITS DATE OF EFFECTIVENESS, THE PROPOSED AGREEMENT IS IDENTICAL IN ALL RESPECTS TO THE CURRENT AGREEMENT.

         CIML pays the fees of Oppenheimer under the Current Agreement and, under the Proposed Agreement, will continue to pay such fees. Under both Agreements, Oppenheimer receives a fee based on the Fund assets managed or advised by Oppenheimer (the "Fund Assets") together with any other assets managed or advised by Oppenheimer relating to Caterpillar Inc. or any of its affiliates. (The Fund Assets together with such other assets are collectively referred to as the "Combined Assets.") The subadvisory fee is calculated based on the average quarterly net asset value, determined as of the last business day of each month in the calendar quarter, of the Combined Assets at the annual rate of 0.50% of the first $50 million of Combined Assets, 0.375% of the next $50 million of Combined Assets and 0.25% of Combined Assets in excess of $100 million. This amount is then allocated based upon the ratio of Fund Assets to Combined Assets. CIML has informed the Trust that for the fiscal year ended June 30, 1996, Oppenheimer was paid $679,488.

         The Current and Proposed Agreements provide that, subject to the supervision of the Trustees and CIML, Oppenheimer will furnish continuously an investment program for the Fund, make investment decisions on behalf of the Fund and place all orders for the purchase and sale of portfolio securities and all other investments in accordance with its Prospectus and Statement of Additional Information. The Current and Proposed Agreements also require

Oppenheimer to furnish, at its expense, (i) all necessary investment and management facilities, including salaries of personnel, required for it to execute its duties thereunder faithfully and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of the Fund, including oversight of the pricing of the Fund's portfolio and assistance in obtaining prices for portfolio securities (but excluding determination of net asset value, shareholder accounting services and fund accounting services).

         Each of the Current and Proposed Agreements provides that it will continue in effect for an initial term of two years from its date of execution (which, in the case of the Proposed Agreement, is expected to be approximately the time of the consummation of the Transaction) and thereafter so long as it is approved at least annually in accordance with the 1940 Act. The 1940 Act requires that, after the initial two-year term, all subadvisory agreements be approved at least annually by (i) the vote, cast in person at a meeting called for the purpose, of a majority of the Independent Trustees and (ii) the majority vote of the full Board of Trustees or the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund. Each of the Current and Proposed Agreements terminates automatically in the event of its assignment, and may be terminated without penalty by the Trust at any time, on written notice to CIML and the relevant subadviser, by CIML on sixty days' written notice to the relevant subadviser and by the relevant subadviser on ninety days' written notice to CIML and the Trust. Each of the Current and Proposed Agreements generally may be amended only by the affirmative vote of the holders of a "majority of the outstanding voting securities" of the Fund (as defined in the 1940 Act).

         The Current and Proposed Agreements provide that Oppenheimer shall not be subject to any liability to the Trust, the Fund or CIML, or to any shareholder, officer, director or Trustee thereof, for any act or omission in the course of, or connected with, rendering services thereunder, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties by Oppenheimer.

                               SHAREHOLDER CONSENT

         Approval of the Proposed Agreement will require the consent of a "majority of the outstanding voting securities" of the Fund (as defined in the 1940 Act), which means the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the Fund or (2) 67% or more of the shares of the Fund present at a meeting if more than 50% of the outstanding shares of the Fund are represented at the meeting in person or by proxy. As stated above, the Majority Shareholders have indicated that, as permitted by the Trust's by-laws, they intend to execute a consent to be effective on or about ________, 1997, which would by itself constitute the necessary shareholder approval under the 1940 Act. NO ACTION IS REQUIRED TO BE TAKEN BY YOU AS A SHAREHOLDER OF THE FUND; THIS INFORMATION STATEMENT IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY IN LIGHT OF RELEVANT FEDERAL SECURITIES LAWS. If the Transaction is not consummated, the Current Agreement will remain in effect.

                                OTHER INFORMATION

         TRUSTEE REVIEW. The Trustees, including the Independent Trustees, reviewed all material provided by PIMCO Advisors and Oppenheimer and their affiliates, and requested and received all information which they deemed relevant to form a judgment as to whether the Proposed Agreement is in the best interests of the Fund and its shareholders.

         A primary consideration of the Independent Trustees was PIMCO Advisors' representation that it expects no diminution in the scope and quality of subadvisory and other services to be provided by Oppenheimer under the Proposed Agreement from that provided by Oppenheimer under the Current Agreement. The Independent Trustees considered the fact that the Proposed Agreement would, except as described herein, have terms and conditions identical to those of the Current Agreement, and considered certain representations of PIMCO Advisors (and its affiliates), described above in the section entitled "The Transaction," with respect to its plans for the Fund.

         In their consideration of the Proposed Agreement, the Trustees noted that Oppenheimer may receive research services from brokers in connection with portfolio securities transactions for the Fund. The Trustees realize that research services furnished by brokers through which the Fund effects securities transactions may be used by Oppenheimer in advising other accounts that it advises. Conversely, research services furnished to Oppenheimer in connection with other accounts Oppenheimer advises may be used by Oppenheimer in advising the Fund. No material change in brokerage arrangements is contemplated to result from the approval of Proposed Agreement, however.

         CATERPILLAR INVESTMENT MANAGEMENT LIMITED. CIML serves as manager of the Fund pursuant to a management contract (the "Management Contract") dated as of [June 29, 1992]. The sole initial shareholder of the Fund approved the Management Contract on [June 10, 1992], and the Trustees of the Trust last approved the continuance of the Management Contract at a meeting held on [April 27, 1997].

         Under the Management Contract, subject to the control of the Trustees, CIML has agreed to furnish continuously an investment program for the Fund, make investment decisions on behalf of the Fund and place all orders for the purchase and sale of portfolio securities and all other investments in accordance with its Prospectus and Statement of Additional Information. The Management Contract expressly permits advisory services to be delegated to and performed by a subadviser. CIML also manages, supervises and conducts the other affairs and business of the Trust, furnishes office space and equipment, provides bookkeeping and certain clerical services and pays all salaries, fees and expenses of the officers and Trustees of the Trust who are affiliated with CIML.

         Under the Management Contract, the Fund pays CIML a monthly fee based on average net assets of the Fund at an annual rate of 0.75% of such average net assets. For the fiscal year ended June 30, 1996, the Fund paid CIML $1,799,524. Under the Management Contract, the Fund bears all expenses of the Fund not expressly assumed by CIML. CIML's compensation under the Management Contract is subject to reduction to the extent that in any year the expenses of the Fund exceed the limits on investment company expenses imposed by any statute or regulatory authority of any jurisdiction in which shares of the Fund are qualified for offer or sale.

         The Management Contract provides that CIML shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

         The directors and principal executive officers of CIML are:
[Ronald R. Rossman, President and Director], and Robert C. Franz, Vice President and Director. The principal occupation of each of CIML's directors and principal executive officer is as a director or executive officer of CIML and certain of its corporate affiliates. [Mr. Rossman also serves as Trustee, Chairman and President of the Trust]. In addition, Ms. Carol K. Burns, Manager of Marketing for CIML, serves as Vice President and Assistant Clerk of the Trust, Mr. Fred Kaufman, Vice President and Treasurer of CIML, serves as Vice President and Treasurer of the Trust, Mr. Richard P. Konrath, Clerk of CIML, serves as Clerk of the Trust, and James F. Masterson, Director, Investor Relations for Caterpillar Inc., serves as Trustee of the Trust. CIML is a Delaware corporation and a wholly-owned subsidiary of Caterpillar Inc., a Delaware corporation. The address of the principal executive offices of each of CIML, and of its directors and principal executive officer; Caterpillar Securities Inc., the Trust's principal underwriter; the Fund and Caterpillar Inc. is 100 N.E. Adams Street, Peoria, Illinois 61629.

         PIMCO ADVISORS. PIMCO Advisors, with approximately $110 billion in assets under management as of December 31, 1996, is one of the largest publicly traded money management firms in the United States. PIMCO Advisors' address is 800 Newport Center Drive, Suite 100, Newport Beach, California 92660.

         PIMCO Partners, G.P. ("PIMCO GP") owns approximately 42.83% and 66.37%, respectively (and will at the closing of the Transaction own a majority of the voting stock of TAG which owns approximately 14.94% and 25.06%, respectively), of the total outstanding Class A and Class B units of limited partnership interest ("Units") of PIMCO Advisors and is PIMCO Advisors' sole general partner. PIMCO GP is a California general partnership with two general partners. The first of these is an indirect wholly-owned subsidiary of Pacific Mutual Life Insurance Company ("Pacific Mutual").

         PIMCO Partners L.L.C. ("PPLLC"), a California limited liability company, is the second, and managing, general partner of PIMCO GP. PPLLC's members are the Managing Directors (the "PIMCO Managers") of Pacific Investment
 Management Company, a subsidiary of PIMCO Advisors (the "PIMCO
Subpartnership"). The PIMCO Managers are: William H. Gross, Dean S. Meiling, James F. Muzzy, William F. Podlich, III, Frank B. Rabinovitch,

Brent R. Harris, John L. Hague, William S. Thompson Jr., William C. Powers, David H. Edington, Benjamin Trosky, William R. Benz, II and Lee R. Thomas, III.

         PIMCO Advisors is governed by an Operating Board and an Equity Board. Governance matters are allocated generally to the Operating Board and the Operating Board delegates to the Operating Committee the authority to manage day-to-day operations of PIMCO Advisors. The Operating Board is composed of twelve members, including the chief executive officer of the PIMCO Subpartnership as Chairman and six PIMCO Managers designated by the PIMCO Subpartnership.

         The authority of PIMCO Advisors' Operating Board and Operating Committee to take certain specified actions is subject to the approval of PIMCO Advisors' Equity Board. Equity Board approval is required for certain major transactions (e.g., issuance of additional PIMCO Advisors Units and appointment of PIMCO Advisors' chief executive officer). In addition, the Equity Board has jurisdiction over matters such as actions which would have a material effect upon PIMCO Advisors' business taken as a whole and (after an appeal from an Operating Board decision) matters likely to have a material adverse economic effect on any subpartnership of PIMCO Advisors. The Equity Board is composed of twelve members, including the chief executive officer of PIMCO Advisors, three members designated by a subsidiary of Pacific Mutual, the chairman of the Operating Board and two members designated by PPLLC.

         Because of its power to appoint (directly or indirectly) seven of the twelve members of the Operating Board as described above, the PIMCO Advisors subpartnership may be deemed to control PIMCO Advisors. Because of the direct or indirect power to appoint 25% of the members of the Equity Board, (i) Pacific Mutual and (ii) the PIMCO Managers and/or the PIMCO Subpartnership may each be deemed, under applicable provisions of the 1940 Act, to control PIMCO Advisors. Pacific Mutual, PIMCO Subpartnership and the PIMCO Managers disclaim such control.

         AFFILIATED BROKERAGE AND FEES TO OPPENHEIMER. For the fiscal year ended June 30, 1996, the Fund paid brokerage commissions in the amount of $5,650 to Oppenheimer & Co., Inc., an affiliate of Oppenheimer, and the Fund paid no fees directly to Oppenheimer. The Trust has been informed by CIML that CIML paid fees of $679,488 to Oppenheimer for the fiscal year ended June 30, 1996. During the fiscal year ended June 30, 1996, the Preferred Growth Fund and the Preferred Balanced Fund, other series of the Trust and affiliates of the Fund, paid $584 and $52, respectively, in brokerage commissions to Oppenheimer & Co., Inc., an affiliate of Oppenheimer.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                                   APPENDIX A



                              PREFERRED VALUE FUND

                              SUBADVISER AGREEMENT


         Subadviser Agreement executed as of ___________, 1997 between CATERPILLAR INVESTMENT MANAGEMENT LTD., a Delaware corporation (the "Manager"), and Oppenheimer Capital, a Delaware general partnership (the "Subadviser").

                                                    WITNESSETH:

         That in consideration of the mutual covenants herein contained, it is agreed as follows:

1.       SERVICES TO BE RENDERED BY SUBADVISER TO THE TRUST.

         a.       Subject always to the control of the trustees of The
                  Preferred Group of Mutual Funds (the "Trustees"), a Massachusetts business trust (the "Trust"), the Subadviser, at its expense, will furnish continuously an investment program for the Preferred Value Fund series of the Trust
                  (the "Fund") and will make investment decisions on behalf of the Fund and place all orders for the purchase and sale of portfolio securities and all other investments. In the performance of its duties, the Subadviser (i) will comply with the provisions of the Trust's Agreement and Declaration of Trust and By-laws, including any amendments thereto
                  (upon receipt of such amendments by the Subadviser), and the investment objectives, policies and restrictions of the Fund as set forth in its current Prospectus and Statement of Additional Information (copies of which will be supplied to the Subadviser upon filing with the Securities and Exchange Commission), (ii) will use its best efforts to safeguard and promote the welfare of the Fund, (iii) will comply with other policies which the Trustees or the Manager, as the case may be, may from time to time determine as promptly as practicable after such policies have been communicated to the Subadviser in writing, and (iv) shall exercise the same care and diligence expected of the Trustees. The Subadviser and the Manager shall each make its officers and employees available to the other from time to time at reasonable times to review investment policies of the Fund and to consult with each other regarding the investment affairs of the Fund.

         b. The Subadviser, at its expense, will furnish (i) all necessary investment and management facilities, including salaries of personnel, required for it to execute its duties hereunder faithfully and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of the Fund, including oversight of the pricing of the Fund's portfolio and assistance in obtaining prices for portfolio securities (but excluding determination of net asset value, shareholder accounting services and fund accounting services).

         c. In the selection of brokers, dealers or futures commissions merchants (collectively, "brokers") and the placing of orders for the purchase and sale of portfolio investments for the Fund, the Subadviser shall seek to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its best efforts to obtain for the Fund the most favorable price and execution available, the Subadviser, bearing in mind the Fund's best interests at all times, shall consider all factors it deems relevant, including, by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker involved and the quality of service rendered by the broker in other transactions. Subject to such policies as the Trustees may determine and communicate to the Subadviser in writing, the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker that provides brokerage and research services to the Subadviser or any affiliated person of the Subadviser an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker, viewed in terms of either that particular transaction or the Subadviser's overall responsibilities with respect to the Fund and to other clients of the Subadviser and any affiliated person of the Subadviser as to which the Subadviser or any affiliated person of the Subadviser exercises investment discretion. The Trust agrees that any entity or person associated with the Subadviser or any affiliated person of the Subadviser which is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Fund which is permitted by Section 11(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and Rule 11a2-2(T) thereunder, and the Trust hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(2)(iv).

         d. The Subadviser shall not be obligated to pay any expenses of or for the Trust or of or for the Fund not expressly assumed by the Subadviser pursuant to this Section 1.

2.       OTHER AGREEMENTS, ETC.

         It is understood that any of the shareholders, Trustees, officers and employees of the Trust may be a shareholder, partner, director, officer or employee of, or be otherwise interested in, the Subadviser, and in any person controlling, controlled by or under common control with the Subadviser, and that the Subadviser and any person controlling, controlled by or under common control with the Subadviser may have an interest in the Trust. It is also understood that the Subadviser and persons controlling, controlled by or under common control with the Subadviser have and may have advisory, management service, distribution or other contracts with other organizations and persons, and may have other interests and businesses.

3.       COMPENSATION TO BE PAID BY THE MANAGER TO THE SUBADVISER.

         The Manager will pay to the Subadviser as compensation for the Subadviser's services rendered, for the facilities furnished and for the expenses borne by the Subadviser pursuant to Section 1, a fee in accordance with Schedule A of this Agreement.

4.       ASSIGNMENT TERMINATES THIS AGREEMENT; AMENDMENTS OF THIS AGREEMENT.

         This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment or in the event that the Management Contract dated as of June __, 1992 between the Manager and the Trust, with respect to the Fund, shall have terminated for any reason, and the Manager shall provide notice of any such termination of the Management Contract to the Subadviser; and this Agreement shall not be amended unless such amendment be approved by the affirmative vote of a majority of the outstanding shares of the Fund, and by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees who are not interested persons of the Trust or of the Manager or of the Subadviser.

5.       EFFECTIVE PERIOD AND TERMINATION OF THIS AGREEMENT.

         This Agreement shall become effective upon its execution, and shall remain in full force and effect continuously thereafter (unless terminated automatically as set forth in Section 4) until terminated as follows:

         a. The Trust may at any time terminate this Agreement by written notice delivered or mailed by registered mail, postage prepaid, to the Manager and the Subadviser, or

         b. If (i) the Trustees or the shareholders of the Trust by the affirmative vote of a majority of the outstanding shares of the Fund, and (ii) a majority of the Trustees who are not interested persons of the Trust or of the Manager or of the Subadviser, by vote cast in person at a meeting called for the purpose of voting on such approval, do not specifically approve at least annually the continuance of this Agreement, then this Agreement shall automatically terminate at the close of business on the second anniversary of its execution, or upon the expiration of one year from the effective date of the last such continuance, whichever is later; provided, however, that if the continuance of this Agreement is submitted to the shareholders of the Fund for their approval and such shareholders fail to approve such continuance of this Agreement as provided herein, the Subadviser may continue to serve hereunder in a manner consistent with the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder, or

         c. The Manager may at any time terminate this Agreement by not less than 60 days' written notice delivered or mailed by registered mail, postage prepaid, to the Subadviser, and the Subadviser may at any time terminate this Agreement by not less than 90 days' written notice delivered or mailed by registered mail, postage prepaid, to the Manager.

         Action by the Trust under paragraph (a) above may be taken either (i) by vote of a majority of the Trustees, or (ii) by the affirmative vote of a majority of the outstanding shares of the Fund.

         Termination of this Agreement pursuant to this Section 5 shall be without the payment of any penalty.

6.       CERTAIN INFORMATION.

         The Subadviser shall promptly notify the Manager in writing of the occurrence of any of the following events: (a) the Subadviser shall fail to be registered as an investment adviser under the Investment Advisers Act of 1940, as amended from time to time, and under the laws of any jurisdiction in which the Subadviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement or any other agreement concerning the provision of investment advisory services to the Trust, (b) the Subadviser shall have been served or otherwise have notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Trust, (c) there is a change in control of the Subadviser or any parent of the

Subadviser within the meaning of the 1940 Act or (d) there is a material adverse change in the business or financial position of the Subadviser.

7.       CERTAIN DEFINITIONS.

         For the purposes of this Agreement, the "affirmative vote of a majority of the outstanding shares" means the affirmative vote, at a duly called and held meeting of shareholders, (a) of the holders of 67% or more of the shares of the Fund present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting are present in person or by proxy, or (b) of the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting, whichever is less.

         For the purposes of this Agreement, the terms "affiliated person", "control", "interested person" and "assignment" shall have their respective meanings defined in the 1940 Act and the rules and regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under the 1940 Act; the term "specifically approve at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder; and the term "brokerage and research services" shall have the meaning given in the 1934 Act and the rules and regulations thereunder.

8.       NONLIABILITY OF SUBADVISER.

         In the absence of willful misfeasance, bad faith or gross negligence on the part of the Subadviser, or reckless disregard of its obligations and duties hereunder, the Subadviser shall not be subject to any liability to the Manager, to the Trust, to the Fund, or to any shareholder, officer, director or Trustee thereof, for any act or omission in the course of, or connected with, rendering services hereunder.

9.       EXERCISE OF VOTING RIGHTS.

         Except with the agreement or on the specific instructions of the Trustees or the Manager, the Subadviser shall exercise or procure the exercise of any voting right attaching to investments of the Fund.

10.      NOTICES.

         All notices, requests and consents shall be in writing and shall be personally delivered or mailed by registered mail, postage prepaid, to the other party at such address as may be furnished in writing by such party.

         IN WITNESS WHEREOF, CATERPILLAR INVESTMENT MANAGEMENT LTD. and OPPENHEIMER CAPITAL have each caused this instrument to be signed in duplicate on its behalf by its duly authorized representative, all as of the day and year first above written.


                                         CATERPILLAR INVESTMENT MANAGEMENT LTD.



                                         By: _______________________________
                                                        Title:


                                         OPPENHEIMER CAPITAL


                                         By: _______________________________
                                                        Title:


         The foregoing is accepted by:


                                          THE PREFERRED GROUP OF MUTUAL FUNDS


                                          By: ______________________________
                                                        Title:

                                   SCHEDULE A


         1. For purposes of calculating the fee to be paid to the Subadviser under this Agreement:

                  "Fund Assets" shall mean the net assets of the Fund;

                  "Plan Assets" shall mean the net assets of the portion of assets managed by the Subadviser, excluding the Fund, (i) of any constituent fund of the Caterpillar Investment Management Ltd. Tax Exempt Group Trust, (ii) and managed or advised by the Manager for which the Subadviser has been appointed subadviser by the Manager,
         (iii) of Caterpillar Inc. or any of its subsidiaries or (iv) of any employee benefit plan sponsored by Caterpillar Inc. or any of its subsidiaries;

                  "Combined Assets" shall mean the sum of Fund Assets and Plan Assets; and

                  "Average Quarterly Net Assets" shall mean the average of the net asset value of the Fund Assets, Plan Assets or Combined Assets, as the case may be, as of the last business day of each month in the calendar quarter.

         2. The Subadviser fee shall be paid in arrears (within 10 days of receipt by the Manager of an invoice from the Subadviser) based upon the Average Quarterly Net Assets of the Combined Assets during the preceding calendar quarter. The fee payable for the calendar quarter shall be calculated by applying the annual rate, as set forth in the fee schedule below, to the Average Quarterly Net Assets of the Combined Assets, and dividing by four. The portion of the quarterly fee to be paid by the Manager shall be prorated based upon the Average Quarterly Net Assets of the Fund Assets as compared to the Average Quarterly Net Assets of the Combined Assets. For a calendar quarter in which this Agreement becomes effective or terminates, the portion of the Subadviser fee due hereunder shall be prorated on the basis of the number of days that the Agreement is in effect during the calendar quarter.

         3. The following fee schedule shall be used to calculate the fee to be paid to the Subadviser under this Agreement:


             First                   Next                  Over
             $50                     $50                   $100
             Million                 Million               Million


             0.50%                   0.375%                0.25%


                                                        A-1